Calculation of Filing Fee Tables
S-8
RYDER SYSTEM INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $.50 par value, to be offered and sold pursuant to the 401(k) Plan	Other	2,500,000	$ 268.22	$ 670,550,000.00	0.0001381	$ 92,602.96
Total Offering Amounts:						$ 670,550,000.00		$ 92,602.96
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 92,602.96
Offering Note
[1]	(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the 401(k) Plan. (2) Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or other similar transactions. (3) Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act on the basis of the average of the high and low prices of the Common Stock on the New York Stock Exchange on June 8, 2026, which date is within five business days prior to the filing of the Registration Statement to which this exhibit is attached.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources